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                                                                    Exhibit 10.9

            SECOND AMENDMENT TO THE PBGC-RJR NABISCO HOLDINGS CORP.-
      R.J. REYNOLDS TOBACCO COMPANY AGREEMENT EFFECTIVE AS OF MAY 20, 1999

         THIS SECOND AMENDMENT to the Agreement by and among the Pension Benefit Guaranty Corporation, RJR Nabisco Holdings Corp. and R.J. Reynolds Tobacco Company is made and entered into by and between the Pension Benefit Guaranty Corporation, R.J. Reynolds Tobacco Holdings, Inc., and R.J. Reynolds Tobacco Company, and is effective as of January 7, 2002.

                                  DECLARATIONS
                                  ------------

Effective May 20, 1999, the Pension Benefit Guaranty Corporation ("PBGC"), RJR Nabisco Holdings Corp. and R.J. Reynolds Tobacco Company ("Company") entered into an Agreement ("First Agreement"); and

Effective June 14, 1999, PBGC, R.J. Reynolds Tobacco Holdings, Inc. ("RJR") and Company executed an Amendment to the Agreement ("Amendment") substituting RJR for Company as the party that is obligated to meet all of the obligations of the First Agreement (the First Agreement as modified by the Amendment is hereinafter referred to as the "Agreement"); and

Under section III of the Agreement, as amended, RJR is required to make certain contributions to the R.J. Reynolds Retirement Plan (the "Plan"); RJR is current to date on all contributions required under the Agreement; and

RJR now wishes to prepay all future contributions required under the Agreement; PBGC and RJR have agreed that this prepayment amount shall be at least $183 million; and

Under section VI of the Agreement, RJR must provide an irrevocable Letter of Credit to the PBGC; and

Under section IX(f) of the Agreement, RJR must provide PBGC's Corporate Finance and Negotiations Department with advance written notice of any material refinancing of debt or material change in debt amortization schedule; and

NOW THEREFORE, RJR, Company, and PBGC agree to the following:

1. Section III of the Agreement is replaced in its entirety with the following:

         III.      Required Contributions to the Plan:
                   ----------------------------------

         On or before January 7, 2002 RJR shall make a $183 million cash contribution to the Plan, subject to any limitations contained herein, including but not limited to Section IV. For the Plan Years ending December 31, 2001 and December 31, 2002, the "Required Contributions" to the Plan shall be $116 million ( $58 million for Plan Year 2001, ending December 31,2001 and $58


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million for Plan Year 2002, ending December 31, 2002) plus the normal cost as used for Code ss. 412(b)(2)(A) for each of these Plan Years . The $183 million cash contribution is expected to exceed the Required Contributions for Plan Years 2001 and 2002. If the $183 million cash contribution is less than the Required Contributions, RJR will make an additional cash contribution in the amount of the deficiency on or before June 1, 2003. As further described in
Section V of this Agreement, to the extent that the Required Contributions exceeds the minimum funding contributions required under Code ss. 412, it shall be carried as a credit balance for the duration of the Agreement. If the $183 million cash contribution exceeds the Required Contributions for Plan Years 2001 and 2002, the excess shall not be considered when determining the Required Credit Balance and the Plan's actuary will reconcile annually, the resulting discrepancy between the Plan's actual credit balance and the Required Credit Balance.

2. Section V of the Agreement shall be replaced in its entirety with the following:

         V.       Required Credit Balance
                  -----------------------

                  RJR shall maintain the Required Credit Balance for the term of this Agreement. For each Plan Year after 2000, the Required Credit Balance shall be

         (1) The Plan's credit balance in its Funding Standard Account as of the end of the prior Plan Year (the credit balance as of the end of the 2000 Plan Year was $404,950,851; and

         (2) The Required Contributions under Section III of this Agreement to the extent that making the Required Contributions produces a credit balance; and

         (3) Interest at the Funding Standard Account Rate to the end of the Plan Year for all amounts under subsections (1)-(2) above.

3. Section VI of the Agreement is replaced in its entirety with the following:

         VI.      Return of Letter of Credit
                  --------------------------

                  Upon receipt by PBGC of written confirmation from RJR that the cash contribution of $183 million has been deposited in the Plan's trust account in accordance with Section III of the Agreement, PBGC shall return to RJR the Letter of Credit which PBGC retains as beneficiary.

4. Section VII of the Agreement is deleted in its entirety. All subsequent sections of the Agreement shall be renumbered to conform with this change.


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


5. Subparagraph (f) of Section IX of the Agreement, as renumbered Section VIII(f) under this Second Amendment, is modified to read as follows (subparagraphs (a) through (e), and (g) through (j) remain unchanged):

         VIII.    Notice Requirements
                  -------------------

                                      * * *

         (f) Written notice thirty (30) days prior to any material refinancing of private debt or material change in any private debt amortization schedule, except that RJR is not required to notify PBGC of borrowings and timely repayments under a revolving credit facility. However, RJR shall notify PBGC of any material change in RJR's debt amortization schedules if such change is due to violation(s) of the terms of RJR's credit facility. This notice provision is not intended to require RJR to provide PBGC with notice of public debt security transactions that RJR must report to the United States Securities and Exchange Commission. However, PBGC reserves the right to contact RJR with questions about any public debt securities transactions.

6. A subparagraph (k) is added to Section IX of the Agreement, as renumbered Section VIII under this Second Amendment, to read as follows:


         VIII.    Notice Requirements
                  -------------------

                                      * * *

         (k) A copy, within ten (10) business days after filing the Form 5500, of the Plan actuary's annual reconciliation of any discrepancy between the Plan's actual credit balance and the Required Credit Balance.


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


7. Except as the Agreement is modified by this Second Amendment, the Agreement remains unchanged and in full force and effect, and the parties hereby ratify and affirm the Agreement as modified hereby.

IN WITNESS WHEREOF, the parties have signed and agreed as of the date first written above.



                             PENSION BENEFIT GUARANTY CORPORATION




Date: 1/08/02                By: /s/ Andrea Schneider
                                 -----------------------------------------------
                                 Andrea Schneider, Chief Negotiator and Director Corporate Finance and Negotiations Department



                             R.J. REYNOLDS TOBACCO HOLDINGS, INC.



Date: 1/08/02                By: /s/ McDara P. Folan, III
                                 -----------------------------------------------
                                 Name: McDara P. Folan, III
                                 Title: VP, Deputy General Counsel and Secretary



                             R.J. REYNOLDS TOBACCO COMPANY



Date: 1/08/02                By: /s/ Lynn L. Lane
                                 -----------------------------------------------
                                 Name: Lynn L. Lane
                                 Title: SVP & Treasurer



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